UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 12, 2012
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders
SIGNATURES

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Matters voted upon and votes cast at the annual meeting of shareholders of Weyerhaeuser Company held on Thursday, April 12, 2012, were:

The reelection of Debra A. Cafaro, Mark A. Emmert, Daniel S. Fulton, John I. Kieckhefer, Wayne W. Murdy, Nicole W. Piasecki, and Charles R. Williamson to the board of directors.

	For	Against	Abstain	Broker Non-Votes
Cafaro	408,266,916	8,932,419	1,208,623	52,303,076
Emmert	222,483,327	194,603,748	1,319,904	52,304,055
Fulton	414,068,631	3,131,258	1,208,069	52,303,076
Kieckhefer	403,062,383	14,174,999	1,170,577	52,303,075
Murdy	410,987,617	5,973,253	1,447,088	52,303,076
Piasecki	414,135,618	3,177,854	1,094,486	52,303,076
Williamson	411,636,465	5,594,145	1,177,348	52,303,076

	For	Against	Abstain	Broker Non-Votes
Proposal to approve on an advisory basis the executive compensation of the named executive officers	405,972,054	10,963,267	1,471,656	52,304,057
Proposal relating to the approval on an advisory basis the appointment of the independent auditors	458,823,504	10,823,493	1,064,037	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jerald W. Richards
Its:	Chief Accounting Officer

Date: April 18, 2012